Exhibit 99.1
Xencor Appoints Bart Cornelissen as Chief Financial Officer
PASADENA, Calif. -- April 9, 2024 -- Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of cancer and other serious diseases, today announced the appointment of Bart Cornelissen to senior vice president and chief financial officer. Mr. Cornelissen has more than 20 years of experience in corporate financial planning, analysis and transaction support. Before joining Xencor, he was most recently vice president, corporate finance at Seagen Inc., where he was instrumental in the company’s transformation into a global, multi-product organization that generated over $2 billion in annual revenue.
“Bart’s exceptional track record in financial planning and analysis, business development and organizational excellence will be of great value to Xencor as we advance our maturing clinical-stage pipeline of drug candidates and continue to explore our XmAb® platforms against novel biology,” said Bassil Dahiyat, Ph.D., president and chief executive officer at Xencor. “Throughout his career, Bart has demonstrated collaborative leadership during periods of organizational growth, including in the run up to commercialization, as well as a dedication to improving health across the globe, and we are delighted that he has joined our team.”
As vice president, corporate finance at Seagen, Mr. Cornelissen built and scaled the corporate finance organization to support tremendous revenue growth and dealmaking activity, including multiple licensing transactions and the company’s $43 billion acquisition by Pfizer in 2023. Before Seagen, while at the Bill & Melinda Gates Foundation, he served as vice president, finance for the END Fund, through which he enhanced the fund’s financial analysis and strategic decision-making capabilities. He had also been the Gates Foundation’s finance lead for malaria and neglected tropical disease initiatives, where he guided new investments for major drug and vaccine development partnerships. Earlier in his career, Mr. Cornelissen provided leadership to multiple finance teams in Austria, Germany and Switzerland, at DSM Nutritional Products, a former division of Roche. He began his career within the life sciences and global health sectors at Novartis, in roles of increasing responsibility within global financial planning and analysis. Mr. Cornelissen received his M.Sc. in Business Administration from the Rotterdam School of Management at Erasmus University.
“Xencor has earned a longstanding reputation as a leader in protein engineering, with its XmAb technologies behind multiple products marketed by partners and collaborations that have continued to enable reinvestment in novel drug candidates for development,” said Mr. Cornelissen. “I am pleased to join Xencor to support planning and capitalization for the company’s growth, as its internal pipeline, focused on XmAb bispecific T cell engagers in oncology, advances through clinical development.”
About Xencor
Xencor is a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of patients with cancer and other serious diseases. More than 20 candidates engineered with Xencor's XmAb® technology are in clinical development, and three XmAb medicines are marketed by partners. Xencor's XmAb engineering technology enables small changes to a protein's structure that result in new mechanisms of therapeutic action. For more information, please visit www.xencor.com.
Forward-Looking Statements
Certain statements contained in this press release may constitute forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements that are not purely

Exhibit 99.1
statements of historical fact, and can generally be identified by the use of words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “seek,” “look forward,” “believe,” “committed,” “investigational,” and similar terms, or by express or implied discussions relating to Xencor’s business, including, but not limited to the quotations from Xencor's president and chief executive officer, quotations from Xencor’s senior vice president and chief financial officer, and other statements that are not purely statements of historical fact. Such statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Xencor and are subject to significant known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics and other risks, including the ability of publicly disclosed preliminary clinical trial data to support continued clinical development and regulatory approval for specific treatments, in each case as described in Xencor's public securities filings. For a discussion of these and other factors, please refer to Xencor's annual report on Form 10-K for the year ended December 31, 2023 as well as Xencor's subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended to date. All forward-looking statements are qualified in their entirety by this cautionary statement and Xencor undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.
Contacts
Charles Liles
cliles@xencor.com
626-737-8118
For Media:
Cassidy McClain
Inizio Evoke
cassidy.mcclain@inizioevoke.com
619-694-6291